UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2021, Glatfelter Corporation (the “Company”) and certain of its subsidiaries as borrowers (together with the Company, the “Borrowers”) and certain of its domestic subsidiaries as guarantors (the “Guarantors”) entered into a restatement agreement (the “Restatement Agreement”), as part of a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), with certain banks as lenders (the “Lenders”), PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”), HSBC Securities (USA) Inc., PNC Capital Markets LLC, and JPMorgan Chase Bank, N.A. as joint lead arrangers and joint bookrunners, HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents (the “Syndication Agents”) and CoBank, ACB, Citizens Bank, N.A., and MUFG Bank, Ltd as co-documentation agents (the “Documentation Agents”). The Credit Agreement amends and restates in its entirety the Third Amended and Restated Credit Agreement, dated February 8, 2019.

Pursuant to the Credit Agreement, the Lenders agreed (i) to make available to the Borrowers multi-currency revolving credit loans (the “Revolving Loans”) in an aggregate principal amount not to exceed $400 million outstanding at any time (the “Revolving Facility”), which may be borrowed, repaid and reborrowed until September 2, 2026 and (ii) to continue the term loans (the “Term Loans”), in an aggregate principal amount not to exceed €220 million (the “Term Loan Facility”), which have a maturity date of February 8, 2024. Borrowings of Revolving Loans will be available in U.S Dollars, Euros, British Pound Sterling, and Canadian Dollars and the borrowing of Term Loans will be available in Euros.

In addition, the Borrowers may request (i) letters of credit in an aggregate face amount not to exceed $30 million; and (ii) Swing Loans (as defined in the Credit Agreement) in an aggregate principal amount not to exceed $30 million. Under the Credit Agreement, the Borrowers also have the option to request that the Lenders increase their commitments under the Revolving Facility or Term Loan Facility or join one or more new Lenders to the Credit Agreement (such new Lenders subject to the approval of the Administrative Agent), provided that the increase in the aggregate principal amount of commitments may not exceed $150 million. Borrowings under the Credit Agreement are unsecured.

The Borrowers are permitted to use borrowings under the Revolving Facility for general corporate purposes including working capital needs and to finance future permitted acquisitions.

Borrowing rates for the Revolving Loans are determined at the Borrowers’ option at the time of each borrowing.  For all U.S. Dollar denominated Revolving Loan borrowings, the borrowing rate is either, (a) the bank’s base rate which is equal to the greater of i) the prime rate; ii) the overnight bank funding rate plus 50 basis points; or iii) the daily Euro-rate plus 100 basis points plus an applicable spread over either i), ii) or iii) ranging from 12.5 basis points to 100 basis points based on the Company’s leverage ratio and its corporate credit ratings determined by Standard & Poor’s Rating Services and Moody’s Investor Service, Inc. (the “Corporate Credit Rating”); or (b) the daily Euro-rate or EURIBOR-rate plus an applicable margin ranging from 112.5 basis points to 200 basis points based on the Company’s leverage ratio and the Corporate Credit Rating. For Term Loans and non-U.S. Dollar denominated borrowings, interest is based on (b) above.

All Swing Loans will bear interest at a rate to be agreed upon by the Agent and the Company. In addition, the Borrowers are required to pay customary commitment fees in connection with the unused portion of the Revolving Facility, with respect to the undrawn portion of the Term Loan Facility (with such fee to accrue until the Term Loan Facility commitments are drawn or terminated) and customary fees for the use of letters of credit.

Interest accrued on outstanding amounts will be payable at varying dates but in no event less frequently than quarterly. The principal amount of the Term Loans amortizes in consecutive quarterly installments of principal, with each such quarterly installment to be in an amount equal to 1.25% of the Term Loans funded, paid on a quarterly basis. All remaining principal outstanding and accrued interest under the Term Loans will be due and payable on February 8, 2024. All remaining principal outstanding and accrued interest under the Revolving Loans will be due and payable on September 2, 2026. The Borrowers have the right to prepay the Revolving Loans or Term Loans in whole or in part without premium or penalty with prior notice (subject to customary breakfunding costs).  The Term Loans are subject to certain customary mandatory prepayment provisions.

The Credit Agreement contains representations, warranties, covenants and events of default customary for financings of this type. If an event of default occurs and is continuing, then the Agent may declare outstanding obligations under the Credit Agreement immediately due and payable. Prior to the acquisition of all of the outstanding equity interests of PMM Holding (Luxembourg) AG (the “Jacob Holm Acquisition”), the Borrowers are obligated to maintain a maximum ratio of consolidated total net debt to consolidated adjusted EBITDA of 4.00 to 1.00, provided that such ratio increases to 4.50 to 1.00 during the period of four fiscal quarters immediately following a material acquisition. Subsequent to the Jacob Holm Acquisition, the Borrowers are obligated to maintain a maximum ratio of consolidated total net debt to consolidated adjusted EBITDA of 5.25 to 1.00, which steps down to 4.00 to 1.00 after 24 months of the Jacob Holm Acquisition. Borrowers are also obligated to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.50 to 1.00. The Credit Agreement also contains covenants limiting the ability of the Borrowers and subsidiary guarantors to, among other things, (i) incur debt and guaranty obligations, (ii) incur liens, (iii) make loans, advances, investments and acquisitions, (iv) merge or liquidate, or (v) sell or transfer assets. In addition, the Credit Agreement provides that if, and for so long as, the Debt Rating (as defined in the Credit Agreement) is below “BB” by Standard & Poor’s or below “Ba2” by Moody’s, obligations under the Credit Agreement will be secured by substantially all domestic assets of the Company and the guarantors, subject to certain exceptions and limitations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Fourth Restatement Agreement, dated September 2, 2021, by and among Glatfelter, PNC Bank, National Association, and the other lenders party thereto (the Fourth Amended and Restated Credit Agreement is appended as Exhibit A to the Fourth Restatement Agreement).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

September 2, 2021	By:	/s/ Jill L. Urey
		Name:	Jill L. Urey
		Title:	Vice President, Deputy General Counsel & Corporate Secretary